As filed with the Securities and Exchange Commission on May 22, 2003

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2003

METROMEDIA INTERNATIONAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-5706	58-0971455
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Park Avenue, 21st Floor, New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 527-3800

Not applicable (Former name or former address, if changed since last report)

Item 5.                    Other Events and Regulation FD Disclosure

On May 22, 2003, the Company announced that it had received notification from the trustee of its Series A and B 10½% Senior Discount Notes Due 2007 (“Senior Notes”) concerning compliance with the covenants as outlined in the indenture governing the Senior Notes (the “Indenture”). The trustee reported that the Company had not yet filed with the Securities and Exchange Commission and furnished to the trustee certain statements, the timely public filing of which is required under Section 4.3(a) of the Indenture. The required statements include the Company’s Form 10-K and Form 10-Q for periods ending December 31, 2002 and March 31, 2003, respectively. The trustee reported that, under the terms of the Indenture, the Company must resolve this compliance item within 60 days of receipt of the trustee’s letter or the trustee will be required to declare an event of default. If such default were declared, the trustee or holders of at least 25% aggregate principal value of Senior Notes outstanding could demand all Senior Notes to be due and Payable immediately.

As part of his annual reporting duties under Section 7.6 of the Indenture, the trustee reported these compliance issues to the SEC and the holders of the Senior Notes on May 15, 2003.

The press release announcing this matter is attached as Exhibit 99.1 and is incorporated herein by reference. The notification from the trustee regarding this matter is attached as Exhibit 99.2 and is incorporated herein by reference.

Item 7.                    Financial Statements and Exhibits

 (c)          Exhibits.

99.1   Press Release of Metromedia International Group, Inc., dated May 22, 2003

99.2   Notification letter from US Bank Corporate Trust Services, dated May 16, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METROMEDIA INTERNATIONAL GROUP, INC.

	By:	/s/ HAROLD F. PYLE, III
		Name:	Harold F. Pyle, III
		Title:	Senior Vice President Finance, Chief Financial Officer, Treasurer and Secretary

Date: May 22, 2003
New York, New York

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release of Metromedia International Group, Inc. dated May 22, 2003
99.2	Notification letter from US Bank Corporate Trust Services, dated May 16, 2003.